EXHIBIT 99



                    [COMMONWEALTH BANCORP, INC. LETTERHEAD]



For release:   IMMEDIATELY

Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189




            COMMONWEALTH BANCORP, INC. DECLARES CASH DIVIDEND

Norristown, PA, June 19, 2001 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has declared a cash dividend of $0.14 per share of common stock. The dividend is payable on July 13, 2001, to shareholders of record at the close of business on June 29, 2001.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania.